EXHIBIT 10(o)

                          ATLANTIC TELE-NETWORK, INC.
                         DIRECTORS' REMUNERATION PLAN


                                   ARTICLE 1
                                    PURPOSE

     The purpose of this Plan is to increase the equity ownership in the Company of non-employee members of the Board in order to align further their interests with those of the Company's stockholders and thereby incentivize such members to utilize their maximum efforts in performing services on behalf of the Company.


                                   ARTICLE 2
                                  DEFINITIONS

     For purposes of the Plan, the following terms shall have the following meanings:

     "Annual Retainer" shall mean the annual retainer payable to a member of the Board for a Plan Year.

     "Board" shall mean the Board of Directors of the Company.

     "Change in Control" shall mean the occurrence of any of the following:

     (a) The acquisition by any individual, entity or group (within the meaning of Sections 13(d) (3) or 14(d) (2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection
(c) below; or

     (b) Individuals who, as of the effective date of this Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

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     (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding voting shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

     (d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

     "Common Stock" shall mean the common stock, par value $ 0.01 per share, of the Company.

     "Company" shall mean Atlantic Tele-Network, Inc., a Delaware corporation, and any successor thereto.

     "Deferral Amount" with respect to a Deferral Election shall mean the amount of the Annual Retainer which an Eligible Director elects to defer pursuant to such election.

     "Deferral Election" shall mean an Eligible Director's election pursuant to Article 4 hereof.

     "Deferral Percentage" shall have the meaning set forth in paragraph 4.1 of Article 4 hereof.

     "Disability" shall mean a condition as a result of which an individual would qualify for permanent disability benefits under the Company's long-term disability plan if the individual were a participant in such plan, as determined by the Plan Administrator.

     "Election Form" shall mean a form prescribed by the Plan Administrator that an Eligible Director must complete and submit to the Plan Administrator in order to make a Deferral Election.

     "Eligible Director" shall mean a member of the Board who is not an employee of the Company.

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     "Fair Market Value" on any date shall mean the mean between the high and low sales price of the Common Stock based on composite transactions reported for such date or, if the Common Stock did not have any reported sales on such date, then on the last preceding date on which such stock had reported sales.

     "Lapse Date" shall have the meaning set forth in paragraph 3.3 of Article 3 hereof.

     "Participant" shall mean any Eligible Director who makes a Deferral Election pursuant to paragraph 4.1 of Article 4 hereof.

     "Plan" shall mean this Atlantic Tele-Network, Inc. Directors' Remuneration Plan, as such Plan may be amended from time to time.

     "Plan Administrator" shall mean the individual or committee appointed or designated by the Board to administer the Plan in accordance with Article 7 hereof.

     "Plan Year" shall mean the period of time commencing on the day following the date of an annual meeting of the Company's stockholders and ending on the date of the next succeeding such annual meeting.

     "Restricted Stock" shall have the meaning set forth in paragraph 3.1 of
Article 3 hereof.

     "Stock Unit Account" shall mean a memorandum account established on the books of the Company on behalf of a Participant to which is credited a number of Stock Units pursuant to Article 4 hereof.

     "Stock Units" shall mean the units credited to a Participant's Stock Unit Account.

     "Substantial Hardship" shall mean an unanticipated emergency or necessity that is caused by events outside of the control of the Participant (or in the event of the Participant's death, his beneficiary) that would result in severe financial hardship to the Participant (or in the event of the Participant's death, his beneficiary), as determined in the sole discretion of the Plan Administrator.

     "Transfer Restriction" shall have the meaning set forth in paragraph 3.2 of Article 3 hereof.


                                   ARTICLE 3
                            RESTRICTED STOCK AWARD

     3.1 Restricted Stock Award. Upon the appointment or election to the Board of an Eligible Director who has not previously served on the Board, the Company shall grant to such Eligible Director 1,000 shares of restricted Common Stock (the "Restricted Stock"). An Eligible Director's rights with respect to the shares of the Restricted Stock shall remain forfeitable at all times prior to the Lapse Date with respect thereto.

     3.2 Rights of Eligible Director. An Eligible Director shall be entitled to exercise all rights of a stockholder with respect to the Restricted Stock (whether or not the restrictions thereon shall have lapsed), other than with respect to those shares of Restricted Stock which have been forfeited pursuant to paragraph 3.5 of this Article 3, including the right to vote the shares of Restricted Stock and the right to receive dividends thereon. Notwithstanding the foregoing an Eligible Director shall not be entitled to transfer, sell, pledge, hypothecate or otherwise assign the shares of Restricted Stock prior to the Lapse Date with respect thereto (the "Transfer Restriction").

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     3.3 Lapse of Restrictions. The Transfer Restriction with respect to a share of Restricted Stock shall lapse on the earlier of the following dates (the "Lapse Date"), provided the Eligible Director is on such date a member of the Board:

     (a) the second anniversary of the date of grant of such Restricted Stock;

     (b) the date of the termination of the Eligible Director's service as a member of the Board as a result of his or her death or Disability; or

     (c) the date on which a Change in Control shall occur.

     3.4 Company Retention of Restricted Shares. The Restricted Stock awarded to an Eligible Director pursuant to paragraph 3.1 of this Article 3 shall be held by the Company until such time as the Transfer Restriction with respect to such shares shall lapse. The Restricted Stock shall be delivered to an Eligible Director as soon as practicable following the Lapse Date with respect thereto, provided that the Eligible Director has satisfied all applicable tax withholding requirements with respect to such Restricted Stock.

     3.5 Forfeiture of Restricted Shares. Upon the termination of the Eligible Director's service as a member of the Board for any reason other than death or Disability, all shares of Restricted Stock in respect of which the Transfer Restriction has not previously lapsed in accordance with paragraph 3.3 of this
Article 3 shall be forfeited to the Company at no cost.


                                   ARTICLE 4
                       ANNUAL RETAINER DEFERRAL ELECTION

     4.1 Deferral Election. On or within ninety (90) days prior to the date of the commencement of each Plan Year, each Eligible Director may make an irrevocable election to defer the payment of either (a) fifty percent (50%) of the Annual Retainer for such Plan Year, or (b) one-hundred percent (100%) of the Annual Retainer for such Plan Year (such percentage, the "Deferral Percentage"); provided, however, that each Eligible Director may make such election on or before March 31, 1999 with respect to the unpaid $15,000 balance of the Annual Retainer for the Plan Year 1998-1999. A Deferral Election for a Plan Year shall be made by submitting an Election Form to the Plan Administrator.

     4.2 Stock Unit Account. Upon receipt by the Plan Administrator of a Participant's Election Form, the Company shall establish on its books a memorandum account designated as that Participant's Stock Unit Account with respect to such Election Form and credit to such Stock Unit Account a number of Stock Units equal to the Deferral Amount divided by the Fair Market Value of the Common Stock as of the last business day of the calendar month immediately preceding the date of receipt of the Election Form; provided, however, that in the case of any election for the Plan Year 1998-1999 Stock Units shall be computed on the basis of the Fair Market Value of the Common Stock on March 12, 1999. Each Stock Unit shall represent the right to receive one share of Common Stock at the time or times set forth in the Deferral Election.

     4.3 Payment Schedule. The Deferral Election shall specify a schedule for delivery of the Common Stock represented by a Participant's Stock Unit Account with respect to such Election Form. Such schedule may consist of: (a) a date certain, (b) annual installments (not in excess of ten) commencing on a date specified in the Election Form, (c) the date of termination of the Participant's service as a Director; provided, however, that any delivery of Common Stock scheduled to be made with respect to the date of termination of the Participant's service as a Director shall be made within thirty (30) days following such date, or (d) the date of the Participant's death, provided, however, that any delivery of Common Stock scheduled to be made with repsect to the Participant's date of death shall be made within thirty (30) days following the date on which the Plan Administrator receives notice of such Participant's death.

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     4.4 Dividends on Stock Units. In the event a dividend is paid with respect to the Common Stock, whether in cash or other property (other than Common Stock), each Participant shall receive an equivalent dividend for each Stock Unit credited to such Participant's Stock Unit Account as of the record date for the payment of such dividend. Dividends shall not be paid on fractional Stock Units.

     4.5 Stock Unit Dividend Equivalents. In the event a dividend consisting of Common Stock is paid with respect to the Common Stock, each Participant's Stock Unit Account shall be credited with a number of Stock Units equal to the number of Stock Units credited to such account on the record date for the payment of such dividend, multiplied by the number of shares of Common Stock paid as a dividend per share. Fractional shares shall be rounded to the nearest whole number of shares.

     4.6 Change in Capitalization. In the case of a Change in Capitalization, the Plan Administrator in good faith shall take such action as it deems necessary to preserve the economic value of the Stock Unit Account immediately prior to the Change in Capitalization. For purposes of this paragraph 4.6, "Change in Capitalization" shall mean any increase or reduction in the number of shares of Common Stock, or any change in such shares, or exchange of such shares for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

     4.7 Vesting. At all times a Participant shall be fully vested in his or her Stock Unit Account.

     4.8 Voting Rights. A Participant shall have no voting rights with respect to his or her Stock Units or Stock Unit Account.


                                   ARTICLE 5
                       PAYMENT OF DEFERRED COMPENSATION

     5.1 Form of Payment. All payments to a Participant with respect to a Stock Unit Account shall be made in shares of Common Stock (rounded to the nearest whole number of shares) in accordance with the schedules selected by such Participant in his or her Election Forms. The number of Stock Units in such Participant's Stock Unit Account shall be reduced by the number of shares delivered.

     5.2 Acceleration of Payments. Notwithstanding any other provision of this Plan to the contrary, upon a Participant's Substantial Hardship (or in the event of the Participant's death, his beneficiary's Substantial Hardship), and with the consent of the Plan Administrator, a Participant (or in the event of the Participant's death, his beneficiary) may receive shares of Common Stock in respect of such portion of his Stock Unit Account as the Plan Administrator determines is necessary to satisfy the Participant's financial emergency (or in the event of the Participant's death, his beneficiary's financial emergency).

     5.3 Taxes. The deliver of shares of Common Stock pursuant to this Plan is conditioned on the Participant's payment to the Company of all applicable withholding taxes.


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                                   ARTICLE 6
                            BENEFICIARY DESIGNATION

     6.1 Beneficiary. Each Participant shall designate on the Election Form one or more primary beneficiaries and one or more contingent beneficiaries to receive any payments of Common Stock under this Plan after the death of such Participant.

     6.2 Change of Beneficiary. A Participant shall have the right to change his or her beneficiaries upon such form as may be prescribed by the Plan Administrator.

     6.3 Acknowledgement. No designation or change in designation of a beneficiary shall be effective until actually received and acknowledged in writing by the Plan Administrator. Upon such receipt and acknowledgment, all prior beneficiary designations of a Participant shall be of no further force and effect. The Plan Administrator shall be entitled to rely on the most recent beneficiary designation in effect prior to a Participant's death.

     6.4 No Beneficiary Designation. If a Participant fails to designate a beneficiary as provided in this Article 6, or if all designated beneficiaries who are natural persons shall have predeceased the Participant or die prior to the distribution of the Participant's Common Stock, such Participant's Common Stock shall be paid to his or her surviving spouse or, if the Participant has no surviving spouse, to the Participant's estate.

     6.5 Doubt as to Beneficiary. If the Plan Administrator is in doubt as to a Participant's beneficiary, the Plan Administrator may withhold payments under the Plan until the Plan Administrator has resolved its doubts to its satisfaction.


                                   ARTICLE 7
                                ADMINISTRATION

     7.1 Plan Administration. The Plan shall be administered by the Board; provided, however, that the Board in its discretion may appoint a Plan Administrator to administer the Plan. If designated by the Board, the Plan Administrator may be one individual or a committee of two or more persons. Any reference herein to the Plan Administrator which relates to the administration of the Plan shall be considered to refer to the Board if no Plan Administrator has been designated by the Board. The Board may, upon resolution, delegate some or all of its powers with respect to the administration of the Plan to the Plan Administrator. The Plan Administrator shall have only such powers as may be so delegated.

     7.2 Amendment or Termination. The Board may amend, suspend or terminate this Plan at any time. Notwithstanding anything to the contrary contained herein, no such amendment, suspension or termination of this Plan shall adversely affect a Participant's rights under this Plan; provided, however, that the Board shall be authorized to terminate this Plan at any time and cause all amounts in respect of the Stock Unit Accounts to be distributed at such time or times as it shall determine.

                                   ARTICLE 8
                                    FUNDING

     8.1 Funding. The Company will pay the entire cost of the Plan. It is the intent of the Company to make payments under this Plan as they become payable from the general assets of the Company. The Participants in this Plan shall have the status of general unsecured creditors of the Company with respect to their Stock Unit Accounts. The crediting of Stock Units to a Participant's Stock Unit Account constitutes a mere promise by the Company to make payments in the future. The Company and the Participants intend that the deferral arrangements hereunder be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974 as amended (ERISA).

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                                   ARTICLE 9
                                 MISCELLANEOUS

     9.1 Assignability. The right to receive benefits under the Plan may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered or subjected to any garnishment, charge or legal process.

     9.2 Expenses. The Company shall bear all expenses incurred in administering this Plan and no part thereof shall be charged against any Participant's Stock Unit Account or any amounts distributable hereunder.

     9.3 Taxes. All amounts which are credited to a Stock Unit Account and/or which are payable pursuant to this Plan (including the issuance or vesting of Restricted Stock) shall be subject to all applicable withholding and other employment taxes.

     9.4 No Right to Continued Service. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Eligible Director for reelection by the Company's shareholders or to limit the rights of the shareholders or the Board to remove any Eligible Director.

     9.5 Captions. The captions of the articles, sections and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

     9.6 Governing Law. All questions pertaining to the construction, validity, interpretation and effect of the Plan shall be determined in accordance with the laws of the United States of America and the State of Delaware.

     9.7 Effective Date. This Plan shall be effective on the date of its adoption by the Board.

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